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                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 25, 1995

                    First Financial Caribbean Corporation
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


       Puerto Rico                   0-17224                    66-0312162
-------------------------          -----------              -------------------
(State or other jurisdic-          (Commission                 (IRS Employer
  tion of incorporation)             File No.)               Identification No.)


    1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico         00920
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:  (809) 749-7100
                                                     --------------
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Item 5.  Other Events
         ------------

          First Financial Caribbean Corporation (the "Company"), today announced that it had executed a Debenture Purchase Agreement (the "Agreement") with BanPonce Corporation ("BanPonce"), a bank holding company headquartered in San Juan, Puerto Rico, providing for the issuance and sale to BanPonce of up to $10,000,000 of its 8.25% Convertible Subordinated Debentures Due January 1,
2006 (the "Debentures") in a private placement transaction. The Debentures will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Act. The Debentures are convertible into shares of Common Stock of the Company at a conversion price of $17.50 per share, subject to adjustment in certain events. The Debentures are subordinated to all senior debt of the Company

          The Company previously announced that it had reached an agreement in principle with BanPonce regarding the issuance of the Debentures. $6,645,905 of the Debentures (convertible into approximately 4.99% of the outstanding shares of Common Stock of the Company) were issued concurrently with the execution of the Agreement. The issuance and sale of the remaining $3,354,095 of Debentures is subject to BanPonce obtaining approval of the Federal Reserve Board for the additional investment in the Debentures. Under the terms of the Agreement, BanPonce has 90 days from the date of the execution of the Agreement to obtain such approval. If the entire $10,000,000 of the Debentures is issued, they would be convertible
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into approximately 571,428 shares or 7.3% of the Company's total outstanding shares of Common Stock (7.0% on a fully diluted basis).

           Under the terms of the Agreement, BanPonce also obtained the right to acquire up to 200,000 additional shares of Common Stock at a price of $17.50 per share (subject to adjustment in certain events) to the extent that the shares of Common Stock issued or issuable upon conversion of the Debentures represent less than 5% of the Company's fully diluted outstanding shares of Common Stock. If BanPonce does not consummate the acquisition of the additional $3,354,095 of Debentures as a result of its inability to obtain Federal Reserve Board approval, such 5% threshold would be reduced proportionally. Such right to acquire additional shares expires on June 30, 1999 and is also subject to termination upon the occurrence of certain corporate events involving the acquisition of the Company.

          The Agreement contains certain financial covenants, including, among others, covenants regarding limitations on the payment of dividends and other restricted payments above certain levels, the maintenance of minimum levels of tangible net worth, debt to equity ratios and ratios of net income to debt service and payment of dividends. The Company does not believe that these provisions will have an adverse impact on the ability of the Company to pay dividends. A copy of the Agreement is being filed as an exhibit to this Current Report on Form 8-K.

Item 7.   Financial Statements, Pro Forma, Financial Information and Exhibits

          (c)   Exhibits

                10.62  - Debenture Purchase Agreement, dated as of September
                         25, 1995, between the Company and BanPonce. (including Form of Debenture)

                99       Press Release dated September 25, 1995.

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                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                        FIRST FINANCIAL CARIBBEAN CORPORATION

                                        By:  /s/ Luis Alvarado
                                           -----------------------------------
                                           Luis Alvarado
                                           Executive Vice President and
                                             Chief Financial Officer

Date:  September 27, 1995
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                                 EXHIBIT INDEX

Exhibit Number                           Description                                    Page
--------------                           -----------                                    ----
    10.62                              Debenture Purchase Agreement
                                       dated as of September 25, 1995,
                                       between the Company and BanPonce
                                       (including Form of Debenture)

    99                                 Press Release dated
                                       September 25, 1995
